Exhibit 10.72

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

02 August, 2010	CONFIDENTIAL	LEC-LTR-16000-V2.0

This amendment (“Amendment One”) is effective from the 17 day of August 2010 (“Effective Date”)

BETWEEN

ARM LIMITED whose registered office is situated at 110 Fulbourn Road, Cambridge CB1 9NJ, England (“ARM”);

and

APPLIED MICRO CIRCUITS CORPORATION whose principal place of business is situated at 215 Moffett Park Drive, Sunnyvale, CA 94089 (“AMCC”).

WHEREAS

A.	This Amendment One refers to and amends the terms and conditions of the Annex 1 for the ARM v8-A Architecture, document number LEC-ANX-02052 effective July 14, 2010 between ARM and AMCC (the “ARM v8 Annex”), which forms part of and is incorporated into the Technology License Agreement document number LEC-TLA-00606 entered into between the parties on March 31, 2009, as amended (the “TLA”).

B.	The parties wish to (i) add a deliverable; and (ii) clarify the disclosure rights of certain ARM Technology with respect to LICENSEE’s Designer identified as Veloce Technologies, Inc.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1.	All definitions contained in the ARM v8 Annex and TLA shall have the same meanings and apply to this Amendment One.

2.	In Section 1 Subsection 1 of the ARM v8 Annex (“ARM v8-A Architecture Deliverables”), delete Part B in its entirety and replace it with the following:

PART B ARCHITECTURE VALIDATION

Part Number	Description	Disclosure Rights	Delivery Date

[…***…]	[…***…]	[…***…]	[…***…]

(*)	solely to the Designer identified as Veloce Technologies, Inc. Disclosure of the AVS is not permitted to any other Designer or third party.

3.	In Section 1 Subsection 2 of the ARM v8 Annex, add the following new Part B:

PART B ARCHITECTURE VALIDATION

Part Number	Description	Disclosure Rights	Delivery Date

[…***…]	[…***…]	[…***…]	[…***…]

AP/MH	Page 1 of 2	ARM /AMCC

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

02 August, 2010	CONFIDENTIAL	LEC-LTR-16000-V2.0

(*)	solely to the Designer identified as Veloce Technologies, Inc. Disclosure of the AVS is not permitted to any other Designer or third party.

4.	In Section 2 of the ARM v8 Annex, add the following to the end of Clause B.2 (“License Restrictions”):

[…***…]

5.	Add the following new Clause K to Section 2 of the ARM v8 Annex:

K.	Subcontracting Design

K.1	For the purposes of this Annex 1, Clause 2.2 of the TLA is hereby replaced in its entirety by the following:

Subcontracting Design

2.2	Subject to the provisions of Clause 3 (Confidentiality), LICENSEE may exercise the right to have ARM Compliant Products designed by any Designer, provided that; (i) LICENSEE does not grant to the Designer any license in respect of the ARM Technology for any other purpose; and (ii) LICENSEE ensures that each Designer;

(a)	is subject to contractual obligations of confidentiality in respect of the ARM Confidential Information and ARM Technology which are in substantial accordance with the provisions of Clause 3.3;

(b)	is subject to a contractual obligation to deliver and assign the ownership of any and all work product and intellectual property embodied therein including any Input (as defined in Clause I.1 of Section 2 of this Annex) resulting from Designer’s access to and use of the ARM Confidential Information and ARM Technology solely to LICENSEE and not to use such work product for any other purpose; and

(c)	is subject to a contractual obligation to return any ARM Confidential Information and ARM Technology to LICENSEE on the earlier of; (1) the completion of the design; (2) the end of the contractual confidentiality period (in the agreement between LICENSEE and Designer) for the relevant ARM Confidential Information or ARM Technology; and (3) with respect to the ARMv7 AVS, the period specified in Section 2 Clause B.2 of this Annex.

If any Designer breaches the obligations imposed upon it pursuant to LICENSEE’s obligations under Clauses 2.2(ii)(a) to 2.2(ii)(b), LICENSEE agrees that such breach shall be treated as a material breach of this TLA by LICENSEE which shall entitle ARM to terminate this TLA in accordance with the provisions of Clause 14.2 and LICENSEE shall hold ARM harmless from and keep ARM indemnified against all and any loss, liability, costs, damages, expenses (including the fees of lawyers and other professionals), suffered, incurred or sustained as a result of or in relation to such breach.

K.2	In respect of the Designer identified as Veloce Technologies, Inc., LICENSEE agrees that any ARM Confidential Information and ARM Technology received by Designer, whether received directly from LICENSEE or directly from ARM, shall be subject to the terms and conditions in Clause 2.2 of the TLA.

6.	Except as specifically modified herein, all the terms and conditions of the ARM v8 Annex shall remain in full force and effect.

IN WITNESS WHEREOF the parties have caused this Amendment One to be executed by their duly authorized representative:

ARM LIMITED		APPLIED MICRO CIRCUITS CORPORATION

BY	/s/	BY	/s/

NAME		NAME	[…***…]

TITLE		TITLE	[…***…]

DATE		DATE	17 Aug 2010

AP/MH	Page 2 of 2	ARM /AMCC